================================================================================



                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                                DECEMBER 15, 2003
                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)


                              GOLDEN TELECOM, INC.
             (Exact name of registrant as specified in its charter)

      DELAWARE                           0-27423                         51-0391303
(State of incorporation)        (Commission File Number)      (IRS Employer Identification No.)

                 REPRESENTATION OFFICE GOLDEN TELESERVICES, INC.
                             1 KOZHEVNICHESKY PROEZD
                              MOSCOW, RUSSIA 115114
                     (Address of principal executive office)

                              (011-7-501) 797-9300
              (Registrant's telephone number, including area code)


================================================================================

Golden Telecom, Inc. filed a Form 8-K dated December 15, 2003 with regard to the acquisition of the 100% of the issued and outstanding shares of capital stock of OAO Comincom without the required financial information. Accordingly, Golden Telecom, Inc. is filing this Form 8-K/A to include that financial information.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

         In August 2003, Golden Telecom, Inc. ("GTI" or the "Company") finalized the acquisition of 100% of OOO Sibchallenge Telecom ("Sibchallenge"), an alternative wireline operator in Krasnoyarsk, Russia. Sibchallenge owns 100% of the ownership interest in ZAO Tel, an Internet services provider, also based in Krasnoyarsk. The total purchase price of approximately $15.4 million consisted of cash consideration of $15.0 million and $0.4 million in estimated direct transaction costs, including an investment banking fee of $0.3 million paid to Belongers Limited, an affiliate of Alfa Telecom Limited, a shareholder of the Company. The purchase price was determined through arms' length negotiations between the Company and the previous shareholders of Sibchallenge. The Company began consolidating Sibchallenge upon the date of closure.

         In August 2003, GTI and wholly-owned subsidiaries of GTI entered into share exchange agreements with Nye Telenor East Invest AS ("Telenor") to acquire 100% of the issued and outstanding shares of capital stock of OAO Comincom ("Comincom") held by Telenor. Comincom is an Open Joint Stock Company incorporated under the laws of the Russian Federation. Upon closure, December 1, 2003, Telenor was issued GTI common stock such that Telenor held 19.5% of the outstanding common shares on the date of closing. For purposes of these condensed pro forma consolidated financial statements, the assumed closing date is September 30, 2003 resulting in 6,972,139 shares of GTI common stock assumed issued in conjunction with this transaction. The purchase price was determined through arms' length negotiation between the Company and Telenor. For purposes of this transaction, the 6,972,139 million shares were valued at $28.31 per share. The estimated total purchase price of approximately $199.3 million consisted of approximately $197.4 million in GTI common stock and direct transaction costs of approximately $1.9 million. Pursuant to a Shareholders' Agreement, Telenor is represented on the Company's Board of Directors. The Company began to consolidate the financial position and results of operations of Comincom upon the date of closure. The Company was advised by JP Morgan PLC. On December 1, 2003, GTI finalized the acquisition of Comincom. The estimated actual total gross consideration is approximately $193.5 million, excluding direct transaction costs.

         The acquisition of 100% of Comincom further strengthens the Company's position in the key Moscow and St. Petersburg communications markets, and positions the Company to realize future operating and cost synergies. Comincom provides telecommunications services, principally to major hotels, business offices and mobile communication companies through its telecommunications network in Russia, including Moscow, St. Petersburg, Voronezh, Samara and several other major population centers. The Company intends to use the assets of Comincom in the manner in which they were previously used.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

         (a) Financial Statements of business acquired:

         The balance sheets as of December 31, 2002 and 2001, and the related statements of income, stockholders' equity, and cash flow for each of the two years in the period ended December 31, 2002 of OAO Comincom are incorporated herein by reference from the Company's Definitive Proxy Statement dated October 31, 2003 (Commission File No. 0-27423).

         The interim financial statements for the three and six months ended June 30, 2003 of OAO Comincom are incorporated herein by reference from the Company's Definitive Proxy Statement dated October 31, 2003 (Commission File No. 0-27423).

         (b) Pro forma financial statements:

         The accompanying unaudited condensed pro forma consolidated financial statements give effect to the acquisition by GTI of 100% of Sibchallenge for approximately $15.4 million in cash consideration, including direct transaction costs of $0.4 million. In addition, the accompanying unaudited condensed pro forma consolidated financial statements also give effect to the acquisition by GTI of 100% of Comincom and the related issuance of GTI's common shares and no cash consideration, except for direct transaction costs. The final purchase price allocation will be calculated based on the transaction value and the fair values of Comincom's identifiable assets and liabilities at the date of closure. Therefore, the actual goodwill amount, as well as other balance sheet items, could differ from the preliminary unaudited condensed pro forma consolidated financial statements presented herein, and in turn affect items in the preliminary condensed pro forma consolidated statement of operations, such as intangible asset amortization and income taxes.

         The accompanying unaudited condensed pro forma consolidated balance sheet as of September 30, 2003 and accompanying unaudited condensed pro forma consolidated statements of operations for the year ended December 31, 2002 and for the nine month period ended September 30, 2003 were prepared based on the Company's interpretation of guidance issued by the United States Securities and Exchange Commission ("SEC") (specifically Section 11.02 of Regulation S-X). The unaudited condensed pro forma consolidated income statements for the year ended December 31, 2002 and for the nine month period ended September 30, 2003 give effect to the acquisitions as if the transactions had occurred on January 1, 2002. The unaudited condensed pro forma balance sheet as of September 30, 2003 gives effect to the Comincom acquisition as if the transaction had occurred on September 30, 2003.

         GTI has presented these unaudited condensed pro forma consolidated financial statements for illustrative purposes only. The unaudited condensed pro forma consolidated financial statements are not necessarily indicative of the actual results of operations or financial position that would have occurred had the acquisitions occurred on the dates indicated, nor are they necessarily indicative of future operating results or financial position. No account has been taken within the unaudited condensed pro forma consolidated financial statements to any synergy or any severance and restructuring costs that may, or may be expected to, occur following the acquisition. The unaudited condensed pro forma consolidated financial statements are only a summary and should be read in conjunction with the historical consolidated financial statements and related notes of GTI and Comincom and other information included or incorporated by reference in this current report.

         The estimated total purchase price of Comincom of approximately $199.3 million consists of approximately $197.4 million in GTI's common stock, representing 6,972,139 newly issued shares and estimated direct transactions costs of approximately $1.9 million. The estimated value of the common stock was determined based on the average closing price of the Company's common stock for the five consecutive trading day's between September 26, 2003 and October 2, 2003 in accordance with the guidance set forth in Emerging Issues Task Force Technical Bulletin ("EITF") 99-12, "Determination of the Measurement Date for the Market Price of Acquirer Securities Issued in a Purchase Business Combination" ("EITF 99-12").

                              GOLDEN TELECOM, INC.

                        CONDENSED PRO FORMA BALANCE SHEET
                            AS OF SEPTEMBER 30, 2003
                              (IN THOUSANDS OF US$)
                                   (UNAUDITED)

                                                                                                                PRO FORMA
                                                                                                                COMBINED
                                                                                                                 GOLDEN
                                                       GOLDEN                               PRO FORMA           TELECOM &
                                                       TELECOM          COMINCOM           ADJUSTMENTS          COMINCOM
                                                     -------------    -------------       -------------       -------------
                                                         NOTE 1          NOTE 3
                     ASSETS

CURRENT ASSETS
  Cash and cash equivalents ......................   $      54,908    $       5,275       $      (1,900)(A)   $      58,283
  Accounts receivable, net .......................          53,327           17,419              (1,028)(H)          69,718
  VAT receivable .................................          11,539            3,656                  --              15,195
  Prepaid expenses ...............................           8,314              873                  --               9,187
  Other current assets ...........................          17,030           11,914                (295)(F)          28,649
                                                     -------------    -------------       -------------       -------------
TOTAL CURRENT ASSETS .............................         145,118           39,137              (3,223)            181,032

Property and equipment, net ......................         188,781           84,431              (4,295)(E)         268,917
Goodwill and intangible assets:
  Goodwill, net ..................................          71,703           36,499             (36,499)(C)         154,241
                                                                --               --              82,538 (C)              --
  Intangible assets, net .........................          62,218           16,459              18,223 (D)          96,900
                                                     -------------    -------------       -------------       -------------
       Net goodwill and intangible assets ........         133,921           52,958              64,262             251,141

Restricted cash ..................................           1,138               --                  --               1,138
Other non-current assets .........................          10,019            4,451                (693)(F)          13,777
                                                     -------------    -------------       -------------       -------------
TOTAL ASSETS .....................................   $     478,977    $     180,977       $      56,051       $     716,005
                                                     =============    =============       =============       =============

                  LIABILITIES AND
               SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable and accrued expenses ..........   $      49,635    $      14,448       $      (1,028)(H)   $      63,055
  VAT payable ....................................           8,801            2,774                  --              11,575
  Debt maturing within one year ..................           1,250            1,600                  --               2,850
  Current capital lease obligation ...............           2,281              899                  --               3,180
  Other current liabilities ......................          15,004           12,125              (2,000)(F)          25,538
                                                                --               --                 409 (G)              --
                                                     -------------    -------------       -------------       -------------
TOTAL CURRENT LIABILITIES ........................          76,971           31,846              (2,619)            106,198

Long-term debt, less current portion .............             624            3,710                  --               4,334
Long-term capital lease obligation,
     less current portion ........................           4,178              220                  --               4,398
Long-term deferred tax liability .................          12,357            2,191               4,299 (G)          18,847
Other non-current liabilities ....................          15,874            4,677              (4,677)(F)          15,874
                                                     -------------    -------------       -------------       -------------

TOTAL LIABILITIES ................................         110,004           42,644              (2,997)            149,651

Minority interest ................................           2,468               --                  --               2,468

                SHAREHOLDERS' EQUITY

  Preferred stock, $0.01 par value ...............              --               --                  --                  --
  Common stock, $0.01 par value ..................             288              202                  70 (B)             358
                                                                --               --                (202)(I)              --
  Additional paid-in capital .....................         468,083          100,882             197,311 (B)         665,394
                                                                --               --            (100,882)(I)              --
  Accumulated earnings (deficit) .................        (101,866)          37,249             (37,249)(I)        (101,866)
                                                     -------------    -------------       -------------       -------------
TOTAL SHAREHOLDERS' EQUITY .......................         366,505          138,333              59,048             563,886
                                                     -------------    -------------       -------------       -------------
TOTAL LIABILITIES AND
   SHAREHOLDERS' EQUITY ..........................   $     478,977    $     180,977       $      56,051       $     716,005
                                                     =============    =============       =============       =============


 See accompanying notes to unaudited condensed pro forma financial statements.

                              GOLDEN TELECOM, INC.

                   CONDENSED PRO FORMA STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003
                  (IN THOUSANDS OF US$, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)


                                                                                                                        PRO FORMA
                                                                                 PRO FORMA                              COMBINED
                                                                                 COMBINED                                GOLDEN
                                                                                  GOLDEN                                 TELECOM,
                                        GOLDEN                   PRO FORMA       TELECOM &                 PRO FORMA   COMINCOM, &
                                        TELECOM     COMINCOM    ADJUSTMENTS      COMINCOM   SIBCHALLENGE  ADJUSTMENTS  SIBCHALLENGE
                                        --------    ---------   -----------      ---------  ------------  -----------  ------------
                                         NOTE 1      NOTE 3                                    NOTE 4
REVENUE:

  Telecommunication services ........   $248,153    $  76,141    $  (1,892)(O)   $ 321,079    $   5,521    $  (776)(O)   $ 325,279
                                              --           --       (1,323)(L)          --           --       (545)(L)          --
  Revenue from related parties ......      1,080          274           --           1,354           --         --           1,354
                                        --------    ---------    ---------       ---------    ---------    -------       ---------

TOTAL REVENUE .......................    249,233       76,415       (3,215)        322,433        5,521     (1,321)        326,633

OPERATING COSTS AND EXPENSES:
  Access and network services
   (excluding depreciation
   and amortization) ................    121,618       28,318       (1,883)(O)     147,850        2,222       (776)(O)     148,918
                                              --           --         (203)(L)          --           --       (378)(L)          --
  Selling, general and administrative
   (excluding depreciation and
   amortization) ....................     42,587       21,138           (9)(O)      63,716        1,064         --          64,780
  Depreciation and amortization .....     32,082       10,326        1,537 (J)      43,485          749        597 (J)      44,831
                                              --           --         (460)(K)          --           --         --              --
                                        --------    ---------    ---------       ---------    ---------    -------       ---------
TOTAL OPERATING COSTS
  AND EXPENSES ......................    196,287       59,782       (1,018)        255,051        4,035       (557)        258,529
                                        --------    ---------    ---------       ---------    ---------    -------       ---------

INCOME (LOSS) FROM OPERATIONS .......     52,946       16,633       (2,197)         67,382        1,486       (764)         68,104

OTHER INCOME (EXPENSE):
  Equity in losses of ventures ......        (54)          --           --             (54)          --         --             (54)
  Interest income ...................        859           34           --             893           --         --             893
  Interest expense ..................     (1,760)        (563)          --          (2,323)        (227)        --          (2,550)
  Foreign currency gains (losses) ...         36         (501)          --            (465)        (139)        --            (604)
  Minority interest .................       (342)        (173)          --            (515)          --         --            (515)
                                        --------    ---------    ---------       ---------    ---------    -------       ---------

TOTAL OTHER INCOME (EXPENSE) ........     (1,261)      (1,203)          --          (2,464)        (366)        --          (2,830)
                                        --------    ---------    ---------       ---------    ---------    -------       ---------
Income (loss) before income taxes ...     51,685       15,430       (2,197)         64,918        1,120       (764)         65,274
Income taxes ........................     14,524        5,825         (527)(M)      19,822          313       (183)(M)      19,952
                                        --------    ---------    ---------       ---------    ---------    -------       ---------

NET INCOME (LOSS) ...................   $ 37,161    $   9,605    $  (1,670)      $  45,096    $     807    $  (557)      $  45,332
                                        ========    =========    =========       =========    =========    =======       =========

Basic earnings per share
  of common stock:
  Net income per share - basic.......   $   1.35                                 $    1.31                               $    1.31
                                        ========                                 =========                               =========
Weighted average common
  shares - basic.....................     27,570                     6,972          34,542                                  34,542
                                        ========                 =========       =========                               =========
Diluted earnings per share of
  common stock:
  Net income per share - diluted.....   $   1.32                                 $    1.28                               $    1.29
                                        ========                                 =========                               =========
Weighted average common
  shares - diluted...................     28,251                     6,972          35,223                                  35,223
                                        ========                 =========       =========                               =========

See accompanying notes to unaudited condensed pro forma financial statements.

                              GOLDEN TELECOM, INC.

                   CONDENSED PRO FORMA STATEMENT OF OPERATIONS
                  FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2002
                  (IN THOUSANDS OF US$, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                                                                                        PRO FORMA
                                                                                 PRO FORMA                              COMBINED
                                                                                 COMBINED                                GOLDEN
                                                                                  GOLDEN                                 TELECOM,
                                          GOLDEN                 PRO FORMA       TELECOM &                 PRO FORMA   COMINCOM &
                                          TELECOM     COMINCOM   ADJUSTMENTS     COMINCOM    SIBCHALLENGE  ADJUSTMENTS SIBCHALLENGE
                                         ---------   ---------   -----------     ---------   ------------  ----------- ------------
                                           NOTE 2      NOTE 3                                  NOTE 4
REVENUE:
 Telecommunication services ..........   $ 285,271   $  83,501   $  (3,319)(O)   $ 364,698    $   5,238    $  (272)(O)   $ 368,846
                                                --          --        (755)(L)          --           --       (818)(L)          --
 Revenue from related parties ........       1,727         653          --           2,380           --         --           2,380
                                         ---------   ---------   ---------       ---------    ---------    -------       ---------
TOTAL REVENUE ........................     286,998      84,154      (4,074)        367,078        6,870     (1,090)        371,226

OPERATING COSTS AND EXPENSES:
 Access and network services
    (excluding depreciation and
    amortization) ....................     134,467      30,799      (3,319)(O)     161,841        2,906       (272)(O)     163,910
                                                --          --        (106)(L)          --           --       (565)(L)          --
 Selling, general and administrative
    (excluding depreciation and
    amortization) ....................      58,003      28,472          --          86,475          812         --          87,287
 Depreciation and amortization .......      38,872      11,047       2,049 (J)      51,354          802        897 (J)      53,053
                                                --          --        (614)(K)          --           --         --              --
                                         ---------   ---------   ---------       ---------    ---------    -------       ---------

TOTAL OPERATING COSTS AND EXPENSES ...     231,342      70,318      (1,990)        299,670        4,520         60         304,250
                                         ---------   ---------   ---------       ---------    ---------    -------       ---------

INCOME (LOSS) FROM OPERATIONS ........      55,656      13,836      (2,084)         67,408          718     (1,150)         66,976

OTHER INCOME (EXPENSE):
 Equity in earnings of ventures ......      (4,139)         --          --          (4,139)          --         --          (4,139)
 Interest income .....................       2,077         190          --           2,267           --         --           2,267
 Interest expense ....................      (4,306)     (1,370)         --          (5,676)        (529)        --          (6,205)
 Forgiveness of penalties ............          --       2,002          --           2,002           --         --           2,002
 Foreign currency gains (losses) .....      (1,792)       (215)         --          (2,007)         158         --          (1,849)
 Minority interest ...................        (527)       (316)         --            (843)          --         --            (843)
                                         ---------   ---------   ---------       ---------    ---------    -------       ---------

TOTAL OTHER INCOME (EXPENSE) .........      (8,687)        291          --          (8,396)        (371)        --          (8,767)
                                         ---------   ---------   ---------       ---------    ---------    -------       ---------
Income (loss) before income taxes ....      46,969      14,127      (2,084)         59,012          347     (1,150)         58,209
Income taxes .........................      10,382       4,945        (500)(M)      14,827          290       (276)(M)      14,841
                                         ---------   ---------   ---------       ---------    ---------    -------       ---------

Income (loss) before
    cumulative effect of change
    in accounting principle ..........      36,587       9,182      (1,584)         44,185           57       (874)         43,368
Cumulative effect of change in
    accounting principle .............         974          --          --             974           --         --             974
                                         ---------   ---------   ---------       ---------    ---------    -------       ---------

NET INCOME (LOSS) ....................   $  37,561   $   9,182   $  (1,584)      $  45,159    $      57    $  (874)      $  44,342
                                         =========   =========   =========       =========    =========    =======       =========

Basic earnings per share of
 common stock:
 Income before cumulative
   effect of a change in
   accounting principle ...............  $    1.36                               $    1.32                               $    1.30
 Cumulative effect of a change in
   accounting principle ...............       0.04                                    0.03                                    0.03
                                         ---------                               ---------                               ---------
 Net income per share - basic .........  $    1.40                               $    1.35                               $    1.33
                                         =========                               =========                               =========
Weighted average common
   shares - basic .....................     26,748                   6,706          33,454                                  33,454
                                         =========               =========       =========                               =========

Diluted earnings per share
   of common stock:
 Income before cumulative effect
   of a change in accounting
   principle ..........................  $    1.34                               $    1.30                               $    1.28
 Cumulative effect of a change in
   accounting principle ...............       0.04                                    0.03                                    0.03
                                         ---------                               ---------                               ---------
 Net income per share - diluted .......  $    1.38                               $    1.33                               $    1.31
                                         =========                               =========                               =========
Weighted average common
   shares - diluted....................     24,163                   6,706          33,869                                  33,869
                                         =========               =========       =========                               =========

See accompanying notes to unaudited condensed pro forma financial statements.

                              GOLDEN TELECOM, INC.

                NOTES TO CONDENSED PRO FORMA FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2003
                                   (UNAUDITED)


NOTE 1    HISTORICAL CONSOLIDATED FINANCIAL STATEMENTS OF GOLDEN TELECOM, INC.

         These columns reflects GTI's historical consolidated statement of operations for the nine month period ended September 30, 2003 and prepared and presented in accordance with accounting principles generally accepted in the United States of America ("US GAAP").

NOTE 2 HISTORICAL PRO FORMA COMBINED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2002 OF GOLDEN TELECOM, INC.

         In September 2002, subsidiaries of the Company completed the acquisition of 50% of EDN Sovintel LLC ("Sovintel") that the Company did not own. This column reflects GTI's historical unaudited pro forma combined results of operations to give effect to the Sovintel business combination as if it had occurred on January 1, 2002. The note below summarizes the historical results of GTI for the year ended December 31, 2002 and the historical results for Sovintel for the period from January 1, 2002 to September 16, 2003, along with pro forma adjustments necessary to present pro forma combined results for the year ended December 31, 2002.

                                                               HISTORICAL
                                                        ---------------------------
                                                                                                         PRO FORMA
                                                                                                         COMBINED
                                                           GOLDEN                       PRO FORMA         GOLDEN
                                                          TELECOM        SOVINTEL      ADJUSTMENTS        TELECOM
                                                        ------------   ------------    ------------    ------------
                                                                   (IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenue .............................................   $    198,727   $    101,261    $    (12,990)   $    286,998
Operating costs and expenses ........................        167,297         75,386         (11,341)        231,342
                                                        ------------   ------------    ------------    ------------

Income (loss) from operations .......................         31,430         25,875          (1,649)         55,656

Other operating income (expense) ....................          2,007           (113)        (10,581)         (8,687)
                                                        ------------   ------------    ------------    ------------
Income (loss) before income taxes ...................         33,437         25,762         (12,230)         46,969
Income taxes ........................................          4,627          6,647            (892)         10,382
Cumulative effect of a change in accounting principle            974             --              --              --
                                                        ------------   ------------    ------------    ------------

Net income (loss) ...................................   $     29,784   $     19,115    $    (11,338)   $     37,561
                                                        ============   ============    ============    ============

Net income  per share-basic .........................   $       1.24                                   $       1.40
                                                        ============                                   ============
Weighted average common shares-basic ................         24,102                                         26,748
                                                        ============                                   ============
Net income  per share-dilutive ......................   $       1.21                                   $       1.38
                                                        ============                                   ============
Weighted average common shares-dilutive .............         24,517                                         27,163
                                                        ============                                   ============

As described in the Company's 8-K/A dated September 17, 2002, the nature of the principal pro forma adjustments were to provide (a) amortization of intangible assets over estimated useful lives; (b) for the effect of purchase accounting to fixed assets on depreciation; (c) interest expense on debt assumed; (d) elimination of connection fee revenue and costs; and (e) elimination of previously recorded equity in earnings of Sovintel.

NOTE 3    HISTORICAL CONSOLIDATED FINANCIAL STATEMENTS OF OAO COMINCOM

         These columns reflect Comincom historical consolidated income statements for the year ended December 31, 2002 and for the nine months ended September 30, 2003 and balance sheet as of September 30, 2003 prepared and presented in accordance with US GAAP.

         Certain reclassifications have been made to Comincom's historical consolidated income statements to conform to the presentation format in these unaudited condensed pro forma consolidated financial statements. Such reclassifications have no impact on revenue, income from operations, income before income taxes and minority interests or net income.

                              GOLDEN TELECOM, INC.

                               SEPTEMBER 30, 2003
                                   (UNAUDITED)

         Certain reclassifications have also been made to Comincom's historical consolidated balance sheet to conform to the presentation format in these unaudited condensed pro forma consolidated financial statements. Such reclassifications have no impact on total assets or shareholder's equity.

NOTE 4    HISTORICAL CONSOLIDATED FINANCIAL STATEMENTS OF OOO SIBCHALLENGE

         These columns reflect Sibchallenge's historical consolidated income statements for the year ended December 31, 2002 and for the eight months ended August 31, 2003 presented in accordance with US GAAP.

         The acquisition of Sibchallenge was finalized in August 2003; therefore the balance sheet of Sibchallenge has been consolidated into the September 30, 2003 balance sheet of GTI.

         Certain reclassifications have been made to Sibchallenge's consolidated income statements to conform to the presentation format in these unaudited condensed pro forma consolidated financial statements. Such reclassifications have no impact on revenue, income from operations, income before income taxes and minority interests or net income.

NOTE 5    ALLOCATION OF PURCHASE PRICE

ACQUISITION OF COMINCOM

         The acquisition of 100% of Comincom will be accounted for as a purchase business combination in accordance with US GAAP. As the transaction will reflect the acquisition of 100% interest in Comincom, the Company will record the net assets of Comincom at 100% of their estimated fair values.

         The estimated total purchase price of approximately $199.3 million consists of approximately $197.4 million of GTI's common stock, representing an estimated 6,972,139 shares and estimated direct transaction costs of approximately $1.9 million. Under US GAAP, securities issued in a purchase business combination should be valued at market prices for a reasonable period before and after the measurement date in determining the fair value of the securities issued. For the purposes of these unaudited pro forma consolidated financial statements, the purchase consideration has been estimated using a closing date of the transaction, the measurement date, of September 30, 2003. Accordingly, the GTI shares issued in consideration are valued based on the average closing price of the Company's common stock for the five consecutive trading days between September 26, 2003 and October 2, 2003, which was $28.31 per share.

                              GOLDEN TELECOM, INC.

                               SEPTEMBER 30, 2003
                                   (UNAUDITED)

The following is the actual condensed balance sheet of Comincom as of September 30, 2003 reflecting preliminary purchase price accounting adjustments to the net assets acquired:

                                                                     SEPTEMBER 30, 2003
                                                                     ------------------
                                                                       (IN THOUSANDS)
ASSETS:
  Current assets............................................          $    38,842
  Property and equipment....................................               80,136
  Telecommunications service contracts
     intangible assets......................................               14,804
  Contract based customer relationship
     intangible assets......................................               19,878
  Goodwill..................................................               82,538
  Other assets..............................................                3,758
                                                                      -----------
    Total assets............................................          $   239,956
                                                                      ===========

LIABILITIES:
  Current liabilities.......................................          $    30,255
  Non-current liabilities...................................               10,420
                                                                      -----------
    Net assets..............................................          $   199,281
                                                                      ===========

Consideration and acquisition costs:
  GTI shares consideration..................................              197,381
  Direct transaction costs..................................                1,900
                                                                      -----------
Total purchase consideration and acquisition costs..........          $   199,281
                                                                      ===========

         The purchase allocation will be finalized upon closure of the acquisition by GTI of 100% of the outstanding shares of capital stock of Comincom and completion of the valuation of certain tangible and intangible assets. The final purchase price allocation will be calculated based on the transaction value and the fair values of Comincom's identifiable assets and liabilities at the date of closure. Therefore, the actual goodwill amount, as well as other balance sheet items, could differ from the preliminary unaudited condensed pro forma consolidated financial statements presented herein, and in turn affect items in the preliminary condensed pro forma consolidated statement of operations, such as intangible asset amortization and income taxes. The excess purchase price over the fair value of the net tangible and intangible assets acquired of approximately $82.5 million has been assigned to goodwill and is not deductible for tax purposes. In accordance with the Financial Accounting Standards Board's Statement on Financial Accounting Standard ("SFAS") No. 141, "Business Combinations" and SFAS No. 142 "Goodwill and Other Intangible Assets", the Company will not amortize the goodwill recorded in connection with the acquisition of 100% of Comincom. The goodwill will be tested for impairment at least annually. The impact of a one dollar change in the average closing price used to value the shares of common stock for the purpose of this transaction would result in an increase or decrease in goodwill of approximately $7.0 million.

ACQUISITION OF SIBCHALLENGE

         The acquisition of 100% of Sibchallenge was accounted for as a purchase business combination in accordance with US GAAP. As the transaction reflects the acquisition of 100% of interest in Sibchallenge, the Company recorded the net assets of Sibchallenge at 100% of their estimated fair values.

                              GOLDEN TELECOM, INC.

                               SEPTEMBER 30, 2003
                                   (UNAUDITED)

         The total purchase price of approximately $15.4 million consisted of cash consideration of approximately $15.0 million and approximately $0.4 million in direct transaction costs, including an investment banking fee of $0.3 million paid to Belongers Limited, an affiliate of Alfa Telecom Limited, a shareholder of the Company.

The following is the actual condensed balance sheet of Sibchallenge as of August 31, 2003, the date GTI began consolidating the financial position and results of operations of Sibchallenge, reflecting preliminary purchase price accounting adjustments to the net assets acquired:

                                                               AUGUST 31, 2003
                                                               ---------------
                                                                (IN THOUSANDS)
ASSETS:
  Current assets........................................        $       1,792
  Property and equipment................................                7,723
  Telecommunications service contracts
     intangible assets..................................               10,509
                                                                -------------
    Total assets........................................        $      20,024
                                                                =============

LIABILITIES:
  Current liabilities...................................        $       1,519
  Non-current liabilities...............................                3,121
                                                                -------------
    Net assets..........................................        $      15,384
                                                                =============

Consideration and acquisition costs:
  Cash consideration....................................               15,000
  Direct transaction costs..............................                  384
                                                                -------------
Total purchase consideration and transaction costs......        $      15,384
                                                                =============

         These unaudited condensed pro forma consolidated financial statements reflect the preliminary allocation of the purchase price based on a preliminary fair value assessment of the assets acquired and liabilities assumed, and as such, the Company has assigned approximately $10.5 million to telecommunications service contracts intangible assets. These identified intangible assets will be amortized over a period of 10 years. The purchase price allocation will be finalized upon the completion of intangible assets valuation. There was no goodwill recorded as a result of this transaction. The results of operations of Sibchallenge have been included in the Company's consolidated operations since August 31, 2003.

NOTE 6    CONDENSED PRO FORMA BALANCE SHEET ADJUSTMENTS

         The accompanying unaudited condensed pro forma consolidated balance sheet includes the adjustments necessary to give effect to the Comincom business combination as if it had occurred on September 30, 2003 and to reflect the allocation of the estimated acquisition cost to the estimated fair value of tangible and intangible assets acquired and liabilities assumed as noted above, including the elimination of Comincom's equity accounts.

         As discussed above, an element of the business combination consideration for Comincom was paid in the form of GTI shares, and was valued based upon the guidance of EITF 99-12. Goodwill amounts computed as of the estimated pro forma September 30, 2003 closing date were a function of both this share price determination and the resulting tangible and intangible net assets existing as of September 30, 2003.

                              GOLDEN TELECOM, INC.

                               SEPTEMBER 30, 2003
                                   (UNAUDITED)

Adjustments included in the September 30, 2003 pro forma consolidated balance sheet are summarized as follows:

(A) Direct transaction costs of approximately $1.9 million were paid for Comincom.

(B) An element of the purchase price of Comincom will be paid in the form of GTI shares consideration, representing an estimated 6,972,139 shares with an assigned value of $197.4 million.

(C) The Company recorded approximately $82.5 million in goodwill on the Comincom transaction and eliminated approximately $36.5 million of previously recorded goodwill.

(D) The Company has assigned approximately $5.3 million to telecommunications service contracts intangible assets and approximately $12.9 million to contract based customer relationship intangible assets in the Comincom transactions. These identified intangible assets will be amortized over a weighted-average period of approximately 9 years, and are non-deductible for Russian tax purposes. The value assigned to the intangible assets reflects 100% of the appraised value, corresponding to the 100% of Comincom that will be purchased.

(E) Property and equipment's estimated fair market value was computed using the net current replacement cost valuation method. The preliminary value assigned to property and equipment in the accompanying pro forma balance sheet represents 100% of these estimated fair values.

(F) The Company has eliminated approximately $6.7 million in previously recorded Comincom deferred revenues and approximately $1.0 million in previously recorded Comincom deferred costs. These purchase accounting adjustments relate to previous connection fee deferrals in accordance with Staff Accounting Bulletin No. 101 ("SAB 101"). The purchase price accounting adjustments were made under the guidance provided by EITF 01-03, "Accounting in a Business Combination for Deferred Revenue of an Acquiree".

(G) For Comincom, the Company has recorded a pro forma adjustment to deferred taxes which consists of the following:

                                                                             (IN THOUSANDS)
          Property and equipment adjustment - Note 6 (E).............         $   (4,295)
          Deferred revenue and cost adjustment - Note 6 (F)..........              5,689
          Intangible asset adjustment - Note 6 (D)...................             18,223
                                                                              ----------
          Total adjustments to timing differences....................             19,617
          Russian statutory tax rate.................................                 24%
                                                                              ----------
          Pro forma deferred tax liability adjustment................         $    4,708
                                                                              ==========

                              GOLDEN TELECOM, INC.

                               SEPTEMBER 30, 2003
                                   (UNAUDITED)

(H) Elimination entries related to operational activity between Comincom and the Company.

(I)      Elimination of Comincom's equity accounts upon consolidation.

NOTE 7   CONDENSED PRO FORMA STATEMENTS OF OPERATIONS ADJUSTMENTS

         The unaudited condensed pro forma statements of operations include adjustments necessary to give effect to the merger as if it had occurred on January 1, 2002.

         Adjustments included in the condensed pro forma consolidated statement of operations are summarized as follows:

(J) Amortization of intangible assets over estimated useful lives (average 9 years for Comincom and 10 years for Sibchallenge).

(K) Effect of purchase accounting adjustments to fixed assets on depreciation expense.

(L) Elimination of connection fee revenues and costs associated with the deferred revenue and cost adjustment referenced in Note 6 (F) above.

(M) The following is a pro forma tax computation based on a Russian statutory rate of 24% applied to the incremental variation of reported net earnings for pro forma combined GTI and Comincom, exclusive of the following implied permanent differences:

                                                                 FOR THE               FOR THE
                                                               TWELVE MONTHS         NINE MONTHS
                                                                   ENDED                ENDED
                                                             DECEMBER 31, 2002    SEPTEMBER 30, 2003
                                                             -----------------    ------------------
                                                                          (IN THOUSANDS)

Combined pre-tax net income,
  previously reported.................................         $     61,096       $     67,115
Pro forma combined pre-tax net income,
  reported herein.....................................               59,012             64,918
                                                               ------------       ------------
Net change in reported pre-tax income ................         $      2,084       $      2,197
                                                               ============       ============

Less - permanent taxation differences:
   Transactions costs, deductible in USA..............         $      1,900       $         --
   Valuation allowance, transaction costs.............               (1,900)                --
                                                               ------------       ------------
Net change in taxable items...........................         $      2,084       $      2,197
                                                               ============       ============

Russian statutory tax rate............................                   24%                24%
                                                               ------------       ------------
Incremental reduction in taxes........................         $        500       $        527
                                                               ============       ============

                              GOLDEN TELECOM, INC.

                               SEPTEMBER 30, 2003
                                   (UNAUDITED)

The following is a pro forma tax computation based on a Russian statutory rate of 24% applied to the incremental variation of reported net earnings for pro forma combined GTI and Sibchallenge, exclusive of the following implied permanent differences:


                                                                    FOR THE                   FOR THE
                                                                 TWELVE MONTHS              EIGHT MONTHS
                                                                     ENDED                     ENDED
                                                               DECEMBER 31, 2002          AUGUST 31, 2003
                                                               -----------------          ---------------
                                                                             (IN THOUSANDS)
Combined pre-tax net income (loss),
  previously reported.....................................        $     47,316            $    52,805
Pro forma combined pre-tax net income (loss),
  reported herein.........................................              46,166                 52,041
                                                                  ------------            -----------
Net change in reported pre-tax income ....................        $      1,150            $       764
                                                                  ============            ===========

Less - permanent taxation differences:
   Transactions costs, deductible in USA..................        $        384            $        --
   Valuation allowance, transaction costs.................                (384)                    --
                                                                  ------------            -----------
Net change in taxable items...............................        $      1,150            $       764
                                                                  ============            ===========

Russian statutory tax rate................................                  24%                    24%
                                                                  ------------            -----------
Incremental reduction (increase) in taxes.................        $        276            $       183
                                                                  ============            ===========


(O) Elimination entries related to operational activity between Comincom and the Company, Sibchallenge and the Company and Comincom and Sibchallenge.

(c)  Exhibits

       DESIGNATION    DESCRIPTION OF EXHIBIT
       -----------    ----------------------
         99.4*        Share Exchange Agreement dated August 19, 2003 by and
                      among Golden Telecom, Inc., SFMT-CIS, Inc. (a
                      wholly-owned subsidiary of Golden Telecom, Inc.) and
                      Nye Telenor East Invest AS.

         99.5*        Registration Rights Agreement dated as of August 19,
                      2003 between and among Golden Telecom, Inc., Alfa
                      Telecom Limited, Nye Telenor East Invest AS, OAO
                      Rostelecom, Capital International Global Emerging
                      Markets Private Equity Fund, L.P., Cavendish Nominees
                      Limited, and First NIS Regional Fund SICAV

         99.6* Standstill Agreement dated as of August 19, 2003 between and among Alfa Telecom Limited, Nye Telenor
                      East Invest AS, OAO Rostelecom, Capital International
                      Global Emerging Markets Private Equity Fund, L.P.,
                      Cavendish Nominees Limited, First NIS Regional Fund
                      SICAV and Golden Telecom, Inc.

         99.7* Shareholders Agreement dated as of August 19, 2003 between and among Alfa Telecom Limited, Nye Telenor
                      East Invest AS, OAO Rostelecom, Capital International
                      Global Emerging Markets Private Equity Fund, L.P.,
                      Cavendish Nominees Limited, First NIS Regional Fund
                      SICAV and Golden Telecom, Inc.

----------

* Incorporated by reference to the correspondingly numbered Exhibit to the Company's current report on Form 8-K dated August 19, 2003 (Commission File 0-27423).

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                 GOLDEN TELECOM, INC.
                                 (Registrant)

                                 By:    /s/ DAVID STEWART
                                    -----------------------------------------
                                 Name:  David Stewart
                                 Title: Chief Financial Officer and Treasurer


Date:  January 30, 2003